 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 8, 2014 Energy Recovery, Inc. (the “Company”) hosted an Analyst Day. The presentation used has been previously disclosed by placing it on the Company’s website and attached as an exhibit to a Report on Form 8-K filed on December 8, 2014. Attached as Exhibit 99.1 to this Current Report on Form 8-K is the transcript of the presentations made during the December 8, 2014 event (the “Analyst Day Transcript”). The Analyst Day Transcript is incorporated by reference into this Item 8.01 and will also be available on the Company’s website at www.energyrecovery.com.

The information in this Item 8.01 is being furnished, not filed. Accordingly, the information in Item 8.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information in this report is not intended to nor does it constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Forward-Looking Statements

This transcript contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current views, for example, of addressable markets and opportunities. Words such as “estimated”, “expect”, “future”, and similar expressions, as well as statements in the future tense, identify forward-looking statements. The Company is furnishing with this report the Analyst Day Transcript which will be posted on our website after this report is filed.

The Company is not undertaking to update the Analyst Day Transcript. This report is not intended as a statement concerning the materiality of any information contained in the Analyst Day Transcript.

The full text of the Analyst Day Transcript is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
99.1	Analyst Day Transcript

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	December 19, 2014	/s/ Joel Gay
Joel Gay
(Chief Financial Officer)

INDEX TO EXHBITS

Exhibit Number	Description
99.1	Analyst Day Transcript